Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (“Agreement”) dated October 21, 2025 by and among the entities listed on Exhibit A (collectively, the “Holder”), DT Cloud Star Acquisition Corporation, a Cayman Islands exempt company (the “Company”), and DT Cloud Management Limited, a British Virgin Islands company (“Sponsor”).

RECITALS:

B. The Company will hold an annual meeting of its shareholders (the “Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) from 15 months from the completion of the Company’s initial public offering to October 26, 2026 (the “Extension”).

C. The Holder is willing not to request redemption in connection with the Extension, or to reverse any previously submitted redemption demand, of certain shares of the ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) issued in the Company’s initial public offering held by such Holder upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees either (i) not to request redemption in connection with the Extension or (ii) to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of shares of Ordinary Shares set forth on Exhibit A hereto (“Non-Redeemed Ordinary Shares”) it holds; provided that in no event will Holder be required to hold a number of shares of Ordinary Shares representing in excess of 9.9% of the total number of shares of Ordinary Shares outstanding following the effectuation of the Extension Proposal. The Non-Redeemed Ordinary Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to this Section 1, and the Holder shall have no obligation to hold any shares of Ordinary Shares following the date of the Meeting. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any Ordinary Shares other than the Non-Redeemed Ordinary Shares. The Company shall provide the Holder with the final number of the Ordinary Shares immediately following completion of the Extension no later than 9:00 AM Eastern Time on the date of the Meeting (or such earlier time as necessary to allow Holder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension).

2. Issuance of Founder Shares.

(a) In consideration of the agreement set forth in Section 1 hereof, immediately prior to, and substantially concurrently with, the closing of a Business Combination (“Closing”), Sponsor shall transfer to the Holder that number of Ordinary Shares so held by it (the “Founder Shares”) equal to 200,000 Ordinary Shares (the “Assigned Securities”). The Founder Shares shall be issued directly to the Holder in book-entry form on the books and records of Company.

(b) The Holder shall not be required to forfeit, transfer or refrain from transferring any Founder Shares received by it pursuant to Section 2(a). The Sponsor and the Company acknowledge and agree that any Founder Shares transferred to Holder shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by Sponsor with respect to its other Founder Shares or by the Company with respect to its other shares of Ordinary Shares.

3. Representations of the Holder. The Holder hereby represents and warrants to the Sponsor and the Company that:

(a) The Holder, in making the decision to receive the Founder Shares from Sponsor pursuant to this Agreement, has not relied upon any oral or written representations or assurances from Sponsor or the Company or any of Sponsor’s or the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Founder Shares.

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(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of Ordinary Shares contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Holder is acquiring the Founder Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the Founder Shares to be received hereunder to or through any person or entity except as may be permitted hereunder.

(f) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Founder Shares. The Holder is aware that an investment in the Founder Shares is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Founder Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the Founder Shares nor is the Holder entitled to or will accept any such fee or commission.

(h) The Holder understands that the Ordinary Shares will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

4. Sponsor Representations. Sponsor hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Sponsor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Sponsor is a party which would prevent Sponsor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Sponsor is subject.

(b) Founder Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c) Sponsor has not disclosed to the Holder material non-public information with respect to the Company.

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(d) There is no action pending against Sponsor or, to Sponsor’s knowledge, threatened against Sponsor, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

(e) Sponsor has not offered the Founder Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5. Company Representations. The Company hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The Company will file a registration statement on Form S-4/F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), and that the Closing will not occur until the SEC has declared the Registration Statement.

(c) The Company has not disclosed to the Holder material non-public information with respect to the Company.

(d) There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

(e) The Company agrees that it will not disclose Holder’s identity in a public filing or in other materials to be made public in connection with the Business Combination.

6. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Sponsor and the Company agree that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Trust Account. Until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the trust account established for the benefit of the Company’s public stockholders in connection with the Company’s initial public offering (the “Trust Account”); and (c) October 26, 2025 or such later time as the stockholders of the Company may approve, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, the Company further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of shares of the Ordinary Shares, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

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8. Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities to Holder, Investor shall execute a joinder to the Letter Agreement and the Registration Rights Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with the Company to be bound solely by Section 4 of the Letter Agreement solely with respect to the Assigned Securities and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder. Notwithstanding anything in this Agreement or the Joinder to the contrary, the Holder shall be released with respect to the Assigned Securities from any transfer or lock-up restrictions under the Letter Agreement or the Registrations Rights Agreement to the same proportional extent as any other holders, including the Sponsor, is released from such restrictions with respect to its remaining Founder Shares.

9. Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

12. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed Ordinary Shares held by the Holder are actually redeemed in connection with the Meeting, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; and (c) the effectuation of the Extension and the delivery of the Founder Shares to the Holder. Notwithstanding any provision in this Agreement to the contrary, Sponsor’s obligation to issue the Founder Shares to the Holder shall only take place immediately prior to, and substantially concurrently with, the Closing.

13. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

14. Acknowledgement; Waiver. Holder (i) acknowledges that Sponsor or the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Sponsor, the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that Sponsor and the Company are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

16. Most Favored Nation. In the event Sponsor or the Company enters one or more other non-redemption agreements in connection with the Extension (“Other Agreements”) before or after the execution of this Agreement, Sponsor and the Company represent that the terms of such Other Agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. To avoid doubt, the Company and Sponsor acknowledge and agree that a ratio of Non-Redeemed Ordinary Shares to Founder Shares issuable in the Share Issuance in any such Other Agreement in connection with the Extension that is more favorable to such other investors thereunder than such ratio in this Agreement is to the Holder would be materially more favorable to such other investors. In the event that another third party is afforded any such more favorable terms than the Holder, Sponsor and the Company shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DT Cloud Star Management Limited

By:
Name:
Title:

DT Cloud Star Acquisition Corp.

By:
Name:	Sam Zheng Sun
Title:	Chief Executive Officer

By:
Name:
Title:

Signature Page to Non-Redemption Agreement

EXHIBIT A

Account	EIN	Address	Merger Consideration	Number of Non- Redeemed Ordinary Shares

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

October 21, 2025

Reference is made to that certain Agreement, dated as of October 21, 2025 (the “Agreement”), by and among [____] (the “Holder”), DT Cloud Star Acquisition Corporation (“DT Cloud Star” or the “Company”), and DT Cloud Star Management Limited (the “Sponsor”), pursuant to which Holder acquired securities of DT Cloud Star from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Holder hereby agrees, as of the date first set forth above, that Holder (i) shall become a party to that certain Letter Agreement, dated July 24, 2024 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsor and the other parties thereto, and the other thereto, solely with respect to Section 5 of the Letter Agreement, and shall be bound by, and entitled to the rights provided under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities; and (ii) shall become a party to that certain Registration Rights Agreement, dated July 24, 2024 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other shareholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Holder) and the Registration Rights Agreement is between the Company and Holder, solely, and not between and among Holder and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

DT CLOUD STAR ACQUISITION CORPORATION

By:
Name:	Sam Zheng Sun
Title:	Chief Executive Officer